Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Niagen Bioscience, Inc. and Subsidiaries of our report dated March 4, 2026 on the consolidated financial statements of Niagen Bioscience, Inc. and Subsidiaries appearing in the 2025 Form 10-K of Niagen Bioscience, Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Crowe LLP

Costa Mesa, California

June 26, 2026